As filed with the Securities and Exchange Commission on December 4, 2006
Registration No. 333-136499

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 7
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Double-Take Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	20-0230046
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
877-335-5674
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dean Goodermote
President and Chief Executive Officer
Double-Take Software, Inc.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
877-335-5674
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael J. Silver Thene M. Martin Charles E. Sieving Hogan & Hartson L.L.P. 111 South Calvert Street Baltimore, Maryland 21202 (410) 659-2700	Selim Day Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas, 40th Floor New York, New York 10019 (212) 999-5800

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 7 is being filed solely for the purpose of amending “Part II — Information Not Required In Prospectus.”

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various fees and expenses, other than the underwriting discounts and commissions, payable by Double-Take Software, Inc. (the “Registrant”) in connection with the sale of the common stock being registered hereby. All amounts shown are estimates except for the SEC registration fee, the NASD filing fee and The NASDAQ Stock Market listing fee.

Amount

SEC registration fee	$10,700
NASD filing fee	10,500
The NASDAQ Stock Market listing fee	100,000
Blue sky qualification fees and expenses	15,000
Accounting fees and expenses	1,000,000
Legal fees and expenses	1,350,000
Printing and engraving expenses	425,000
Transfer agent and registrar fees	45,000
Miscellaneous expenses	46,175

Total	$3,001,375

Item 14.	Indemnification of Directors and Officers

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  The Registrant’s amended and restated certificate of incorporation filed as Exhibit 3.1 hereto provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws.  The Registrant’s amended and restated bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss, including, without limitation, attorneys’ fees, incurred by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be or not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal.

Insurance.  The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Underwriting Agreement.  The Registrant’s underwriting agreement with the underwriters will provide for the indemnification of the directors and officers of the Registrant and certain controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

The information presented below describes sales and issuances of securities by the Registrant since January 1, 2003. The number of shares and consideration per share shown does not give effect to the reverse split expected to be implemented by the Registrant immediately before completion of the offering. The information presented below regarding the aggregate consideration received by the Registrant is provided before deduction of offering and other related expenses. Unless otherwise indicated below, the consideration for all such sales and issuances, other than issuances of stock options, was cash.

(1) In October 2003, the Registrant issued 1,066,667 shares of the Registrant’s Series B Convertible Preferred Stock, at a purchase price of $1.50 per share, or $1,600,000 in the aggregate, to four institutional investors.

(2) In June 2004, the Registrant issued 8% Subordinated Convertible Promissory Notes to accredited investors in an aggregate amount of $2,000,000 (the “Promissory Notes”).

(3) In October 2004, the Registrant issued 5,102,041 shares of the Registrant’s Series C Convertible Preferred Stock, at a purchase price of $0.98 per share, or $5,000,000 in the aggregate, to four accredited investors. In connection with that issuance, the Registrant also issued to the same four accredited investors an aggregate of 2,615,357 share of the Registrant’s Series C Convertible Preferred Stock upon the conversion of the principal amount and all accrued interest under the Promissory Notes.

(4) In August 2005, the Registrant issued 54,696 shares of the Registrant’s Series C Convertible Preferred Stock to six of the Registrant’s executive officers pursuant to the Registrant’s annual bonus plan for executive officers.

(5) In February 2006, the Registrant issued 67,998 shares of the Registrant’s Series C Convertible Preferred Stock to five of the Registrant’s executive officers pursuant to the Registrant’s annual bonus plan for executive officers.

(6) In 2004, the Registrant issued 2,199 shares of the Registrant’s Common Stock upon the exercise of employee benefit options to one of the Registrant’s employees at an exercise price of $0.93 per share, for aggregate consideration of $2,048. In 2005, the Registrant issued an aggregate of 1,486 shares of the Registrant’s Common Stock upon the exercise of employee benefit options to two of the Registrant’s employees at an exercise price of $0.93 per share, for aggregate consideration of $1,384. In 2006, the Registrant issued an aggregate of 8,263 shares of the Registrant’s Common Stock upon the exercise of employee benefit options to six of the Registrant’s employees at a weighted average exercise price of $0.93 per share, for aggregate consideration of $8,276.

(7) Since January 1, 2003, the Registrant has issued to directors, officers and employees options to purchase approximately 3,252,581 shares of the Registrant’s Common Stock under the Registrant’s

2003 Employees Stock Option Plan, the Registrant’s Non-Executive Director Stock Option Plan and the Registrant’s 2006 Omnibus Incentive Plan at exercise prices from $0.93 to $7.06 per share.

* * * *

The issuances of securities in the transactions described in paragraphs 1, 2 and 3 above were effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder in that such sales were to purchasers who represented that they were accredited investors as defined under the Securities Act. The issuances of securities in the transactions described in paragraphs 4, 5, 6 and 7 above were effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 701 thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. None of the foregoing transactions was effected using any form of general advertising or general solicitation as such terms are used in Regulation D under the Securities Act. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates or other instruments issued in such transactions. All such recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith:

*1	.01	Form of Underwriting Agreement.
*2	.01	Share Purchase Agreement dated as of May 23, 2006, by and among Double-Take Software, Inc. (the “Company”), Sunbelt International S.A.R.L. and Mr. Joe Murciano.
*3	.01	Form of Second Amended and Restated Certificate of Incorporation of the Company (to become effective upon completion of the offering).
*3	.02	Second Amended and Restated Bylaws of the Company (to become effective upon completion of the offering).
*3	.03	Amended and Restated Certificate of Incorporation.
*3	.04	Amended and Restated Bylaws.
*4	.01	Form of certificate representing the Common Stock, par value $.001 per share, of the Company.
*5	.01	Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock.
*10	.01	1996 Employees Stock Option Plan.
*10	.02	Form of Incentive Stock Award pursuant to the 1996 Employees Stock Option Plan.
*10	.03	Non-Executive Director Stock Option Plan.
*10	.04	Form of Non-Qualified Incentive Stock Option Award pursuant to the Non-Executive Director Stock Option Plan.
*10	.05	2003 Employees Stock Option Plan.
*10	.06	Form of Incentive Stock Award pursuant to the 2003 Employees Stock Option Plan.
*10	.07	Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08A	Form of Incentive Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08B	Form of Nonqualified Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08C	Form of Director Nonqualified Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.09	Form of Double-Take Software, Inc. Indemnification Agreement.
*10	.10	NSI Executive Compensation Plan 2006.

*10	.11	Amended and Restated Registration Rights Agreement dated as of October 6, 2004, among the Company and the Holders Named Therein (the “Registration Rights Agreement”).
*10	.12	Amendment and Joinder to the Registration Rights Agreement dated as of July 31, 2006.
*10	.13	Lease Agreement, dated June 12, 2000, between E-L Allison Pointe II, LLP and the Company.
*10	.14	First Amendment to the Lease Agreement, dated June 15, 2000, by and between E-L Allison Pointe II, LLP and the Company.
*10	.15	Loan and Security Agreement dated as of October 16, 2003, among the Company and Silicon Valley Bank.
*10	.16	Loan Modification Agreement, dated as of April 26, 2004, by and between Silicon Valley Bank and the Company.
*10	.17	Third Loan Modification Agreement by and between Silicon Valley Bank and the Company.
*10	.18	Fifth Loan Modification Agreement by and between Silicon Valley Bank and the Company.
*10	.19	Seventh Loan Modification Agreement by and between Silicon Valley Bank and the Company.
*10	.20	Eighth Loan Modification Agreement between Silicon Valley Bank and the Company.
*10	.21	Ninth Loan Modification Agreement between Silicon Valley Bank and the Company.
*10	.22	Employment Letter, dated August 7, 2006, between Double-Take Software, Inc. and Dean Goodermote.
*10	.23	Employment Letter, dated October 31, 2006, between Double-Take Software, Inc. and S. Craig Huke.
*10	.24	Employment Letter, dated October 31, 2006, between Double-Take Software, Inc. and Daniel M. Jones.
10	.25+†	Products License and Distribution Agreement, dated as of November 16, 2001, by and between the Company and Dell Products L.P. by and on behalf of itself and Dell Computer Corporation.
*10	.26	Amendment 3 to Products License and Distribution Agreement, dated as of December 2, 2003, between the Company and Dell Computer Corporation.
*10	.27+	Amendment 4 to Products License and Distribution Agreement, effective as of July 25, 2003, between the Company and Dell Computer Corporation.
*10	.28+	Amendment 5 to Products License and Distribution Agreement, dated as of December 2, 2003, between the Company and Dell Computer Corporation.
*10	.29	Amendment 6 to Products License and Distribution Agreement, effective as of February 26, 2004, between the Company and Dell Computer Corporation.
*10	.30	Amendment 7 to Products License and Distribution Agreement, effective as of February 18, 2005, between the Company and Dell Computer Corporation.
*10	.31+	Amendment to Products License and Distribution Agreement, effective as of January 31, 2006, between the Company and Dell Computer Corporation.
*10	.32	Restated Xcelerate! Distributor Agreement, dated as of August 28, 2006, between Double-Take Software, Inc. and Sunbelt International.
*10	.33	Xcelerate! Partner Agreement, dated August 2, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.34	Addendum 1 to Xcelerate Partner Agreement, dated August 2, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.35	Addendum 3 to Xcelerate Partner Agreement, dated November 27, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.36	Addendum 4 to Xcelerate Partner Agreement, dated May 31, 2002, between the Company and Sunbelt Software Distribution Inc.
*10	.37	Addendum 4 to Xcelerate Partner Agreement, dated August 27, 2002, between the Company and Sunbelt Software Distribution Inc.
*10	.38	Amendment 5 to Xcelerate Partner Agreement, dated February 13, 2004, between the Company and Sunbelt Software Distribution Inc.

*10	.39	Amendment 6 to Xcelerate Partner Agreement, dated February 14, 2004, between the Company and Sunbelt Software Distribution Inc.
*10	.40	Amendment 7 to Xcelerate Partner Agreement, dated March 22, 2005, between the Company and Sunbelt Software Distribution Inc.
*10	.41	Amendment 8 to Xcelerate Partner Agreement, dated April 1, 2005, between the Company and Sunbelt Software Distribution Inc.
*10	.42	Amendment 9 to Xcelerate Partner Agreement, dated February 15, 2006, between the Company and Sunbelt Software Distribution Inc.
*10	.46	Amended and Restated Employment/Severance Agreement, dated October 31, 2006, between Double-Take Software, Inc. and Robert L. Beeler.
*10	.47	Amended and Restated Employment/Severance Agreement, dated October 31, 2006, between Double-Take Software, Inc. and David J. Demlow.
*10	.48	Form of Non-Disclosure Confidentiality Agreement.
*21	.01	Subsidiaries of the Company.
*23	.01	Consent of Eisner LLP.
*23	.02	Consent of Ernst & Young Audit.
*23	.03	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.01)
*24	.01	Power of Attorney (included on signature page).
*24	.02	Power of Attorney of Paul Birch and John Landry.
*99	.01	Consent of IDC
*99	.02	Consent of The McLean Valuation Services Group

*	Previously filed.

+	Confidential treatment was requested for certain portions of these agreements. The confidential portions were filed separately with the Securities and Exchange Commission.

†	Previously filed but updated version filed herewith.

(b) Financial Statement Schedules

The financial statement schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of Double-Take Software, Inc. or related notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 7 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southborough, Commonwealth of Massachusetts, on December 4, 2006.

DOUBLE-TAKE SOFTWARE, INC.

By:	/s/ Dean Goodermote
Dean Goodermote
President, Chief Executive Officer and
Chairman of the Board of Directors
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 7 to Registration Statement on Form S-1 has been signed on December 4, 2006 by the following persons in the capacities indicated.

Name	Title

/s/ Dean Goodermote Dean Goodermote	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)

/s/ S. Craig Huke S. Craig Huke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Paul Birch	Director

* Ashoke (Bobby) Goswami	Director

* John B. Landry	Director

* Laura L. Witt	Director

* John W. Young	Director

* /s/ Dean Goodermote Dean Goodermote Attorney-in-Fact

EXHIBIT INDEX

*1	.01	Form of Underwriting Agreement.
*2	.01	Share Purchase Agreement dated as of May 23, 2006, by and among Double-Take Software, Inc. (the “Company”), Sunbelt International S.A.R.L. and Mr. Joe Murciano.
*3	.01	Form of Second Amended and Restated Certificate of Incorporation of the Company (to become effective upon completion of the offering).
*3	.02	Second Amended and Restated Bylaws of the Company (to become effective upon completion of the offering).
*3	.03	Amended and Restated Certificate of Incorporation.
*3	.04	Amended and Restated Bylaws.
*4	.01	Form of certificate representing the Common Stock, par value $.001 per share, of the Company.
*5	.01	Opinion of Hogan & Hartson L.L.P. regarding the validity of the Common Stock.
*10	.01	1996 Employees Stock Option Plan.
*10	.02	Form of Incentive Stock Award pursuant to the 1996 Employees Stock Option Plan.
*10	.03	Non-Executive Director Stock Option Plan.
*10	.04	Form of Non-Qualified Incentive Stock Option Award pursuant to the Non-Executive Director Stock Option Plan.
*10	.05	2003 Employees Stock Option Plan.
*10	.06	Form of Incentive Stock Award pursuant to the 2003 Employees Stock Option Plan.
*10	.07	Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08A	Form of Incentive Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08B	Form of Nonqualified Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.08C	Form of Director Nonqualified Stock Option Agreement pursuant to the Double-Take Software 2006 Omnibus Incentive Plan.
*10	.09	Form of Double-Take Software, Inc. Indemnification Agreement.
*10	.10	NSI Executive Compensation Plan 2006.
*10	.11	Amended and Restated Registration Rights Agreement dated as of October 6, 2004, among the Company and the Holders Named Therein (the “Registration Rights Agreement”).
*10	.12	Amendment and Joinder to the Registration Rights Agreement dated as of July 31, 2006.
*10	.13	Lease Agreement, dated June 12, 2000, between E-L Allison Pointe II, LLP and the Company.
*10	.14	First Amendment to the Lease Agreement, dated June 15, 2000, by and between E-L Allison Pointe II, LLP and the Company.
*10	.15	Loan and Security Agreement dated as of October 16, 2003, among the Company and Silicon Valley Bank.
*10	.16	Loan Modification Agreement, dated as of April 26, 2004, by and between Silicon Valley Bank and the Company.
*10	.17	Third Loan Modification Agreement, by and between Silicon Valley Bank and the Company.
*10	.18	Fifth Loan Modification Agreement, by and between Silicon Valley Bank and the Company.
*10	.19	Seventh Loan Modification Agreement, by and between Silicon Valley Bank and the Company.
*10	.20	Eighth Loan Modification Agreement, between Silicon Valley Bank and the Company.
*10	.21	Ninth Loan Modification Agreement, between Silicon Valley Bank and the Company.
*10	.22	Employment Letter, dated August 7, 2006, between Double-Take Software, Inc. and Dean Goodermote.
*10	.23	Employment Letter, dated October 31, 2006, between Double-Take Software, Inc. and S. Craig Huke.
*10	.24	Employment Letter, dated October 31, 2006, between Double-Take Software, Inc. and Daniel M. Jones.
10	.25+†	Products License and Distribution Agreement, dated as of November 16, 2001, by and between the Company and Dell Products L.P. by and on behalf of itself and Dell Computer Corporation.

*10	.26	Amendment 3 to Products License and Distribution Agreement, dated as of December 2, 2003, between the Company and Dell Computer Corporation.
*10	.27+	Amendment 4 to Products License and Distribution Agreement, effective as of July 25, 2003, between the Company and Dell Computer Corporation.
*10	.28+	Amendment 5 to Products License and Distribution Agreement, dated as of December 2, 2003, between the Company and Dell Computer Corporation.
*10	.29	Amendment 6 to Products License and Distribution Agreement, effective as of February 26, 2004, between the Company and Dell Computer Corporation.
*10	.30	Amendment 7 to Products License and Distribution Agreement, effective as of February 18, 2005, between the Company and Dell Computer Corporation.
*10	.31+	Amendment to Products License and Distribution Agreement, effective as of January 31, 2006, between the Company and Dell Computer Corporation.
*10	.32	Restated Xcelerate! Distributor Agreement, dated as of August 28, 2006, between Double-Take Software, Inc. and Sunbelt International.
*10	.33	Xcelerate! Partner Agreement, dated August 2, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.34	Addendum 1 to Xcelerate Partner Agreement, dated August 2, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.35	Addendum 3 to Xcelerate Partner Agreement, dated November 27, 2001, between the Company and Sunbelt Software Distribution Inc.
*10	.36	Addendum 4 to Xcelerate Partner Agreement, dated May 31, 2002, between the Company and Sunbelt Software Distribution Inc.
*10	.37	Addendum 4 to Xcelerate Partner Agreement, dated August 27, 2002, between the Company and Sunbelt Software Distribution Inc.
*10	.38	Amendment 5 to Xcelerate Partner Agreement, dated February 13, 2004, between the Company and Sunbelt Software Distribution Inc.
*10	.39	Amendment 6 to Xcelerate Partner Agreement, dated February 14, 2004, between the Company and Sunbelt Software Distribution Inc.
*10	.40	Amendment 7 to Xcelerate Partner Agreement, dated March 22, 2005, between the Company and Sunbelt Software Distribution Inc.
*10	.41	Amendment 8 to Xcelerate Partner Agreement, dated April 1, 2005, between the Company and Sunbelt Software Distribution Inc.
*10	.42	Amendment 9 to Xcelerate Partner Agreement, dated February 15, 2006, between the Company and Sunbelt Software Distribution Inc.
*10	.46	Amended and Restated Employment/Severance Agreement, dated October 31, 2006, between Double-Take Software, Inc. and Robert L. Beeler.
*10	.47	Amended and Restated Employment/Severance Agreement, dated October 31, 2006, between Double-Take Software, Inc. and David J. Demlow.
*10	.48	Form of Non-Disclosure Confidentiality Agreement.
*21	.01	Subsidiaries of the Company.
*23	.01	Consent of Eisner LLP.
*23	.02	Consent of Ernst & Young Audit.
*23	.03	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.01)
*24	.01	Power of Attorney (included on signature page).
*24	.02	Power of Attorney of Paul Birch and John Landry.
*99	.01	Consent of IDC.
*99	.02	Consent of The McLean Valuation Services Group.

*	Previously filed.

+	Confidential treatment was requested for certain portions of these agreements. The confidential portions were filed separately with the Securities and Exchange Commission.

†	Previously filed but updated version filed herewith.